Exhibit 99.1 NEWS RELEASE Contact Jim Fanucchi Summit IR Group, Inc. ir@globalscape.com 408-404-5400

GlobalSCAPE CEO to Present at Noble Financial Equity Conference

Mr. Morris will discuss business growth, including recent acquisition of TappIn, Inc. in December 2011

SAN ANTONIO, TX - January 5 , 2012 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions for businesses and consumers, announced today that its CEO, Jim Morris, will be presenting on January 18, 2012, at BOCEMb 2012, the 8th Annual Noble Financial Equity Conference taking place at the Hard Rock Hotel & Casino in Ft. Lauderdale, Florida.

Mr. Morris will be discussing the Company's growth and business highlights, including the recent acquisition of TappInTM in December 2011. TappIn, an innovative mobile file sharing service, allows users to instantly access and securely share all files stored on an office or home computer from any web browser and all popular mobile devices, including Apple iPhone® and iPad®, Google® Android™, Amazon Kindle Fire, and Windows® Phone.

Mr. Morris will be presenting at 12:00 p.m. Eastern Time. A webcast of the presentation will be available in the investor relations section of GlobalSCAPE's website, www.globalscape.com.

Please contact Jim Fanucchi of the Summit IR Group at (408) 404-5400 if you are interested in a 1-on-1 meeting with Mr. Morris at the conference.

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE Amex: GSB) is a leading provider of software and services that enable its customers to exchange information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® software, GlobalSCAPE has been helping businesses and consumers-including 15,000 companies in more than 150 countries-facilitate cost-effective secure information exchange.  GlobalSCAPE and its managed file transfer solutions have been recognized by Gartner Group, Computerworld, Network Products Guide, and Deloitte's Technology Fast 500. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.